Exhibit 77Q3.1

Registrant: American Century Capital Portfolios, Inc.

File Number: 811-7820

Registrant CIK Number: 0000908186

I, William M. Lyons, certify that:

1. I have reviewed this report on Form N-SAR of American Century Capital Portfolios, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

May 28, 2003

/s/William M. Lyons
William M. Lyons
President & Principal Executive Officer


I, Maryanne Roepke, certify that:

1. I have reviewed this report on Form N-SAR of American Century Capital Portfolios, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

May 28, 2003

/s/Maryanne Roepke
Maryanne Roepke
Treasurer & Principal Financial Officer


The electronic format for filing FORM N-SAR does not provide adequate space for responding fully to Items 15, 48, 72DD, 72EE, 73A, 74U and 74V. The complete answers are as follows:

Item 15

Custodian:                                           Sub-Custodian:
J.P. Morgan Chase & Company                          See Attachment A

                                                     Attachment A
a. Foreign Subcustodians:

Country                   Foreign Subcustodian

ARGENTINA                JPMorgan Chase Bank
                         Buenos Aires
------------------------ -----------------------------------------------
AUSTRALIA                Australia and New Zealand Banking Group Ltd.
                         Melbourne
------------------------ -----------------------------------------------
AUSTRIA                  J.P. Morgan AG
                         Frankfurt
------------------------ -----------------------------------------------
BAHRAIN                  National Bank of Bahrain
                         Manama
------------------------ -----------------------------------------------
BANGLADESH               Standard Chartered Bank
                         Dhaka
------------------------ -----------------------------------------------
BELGIUM                  J.P. Morgan AG
                         Frankfurt
------------------------ -----------------------------------------------
BERMUDA                  The Bank of Bermuda Limited
                         Hamilton
------------------------ -----------------------------------------------
BOTSWANA                 Barclays Bank of Botswana Limited
                         Gaborone
------------------------ -----------------------------------------------
BRAZIL                   Citibank, N.A..
                         Sao Paulo
------------------------ -----------------------------------------------
BULGARIA                 ING Bank N.V.
                         Sofia
------------------------ -----------------------------------------------
CANADA                   Royal Bank of Canada
                         Toronto
------------------------ -----------------------------------------------
                         Royal Bank of Canada
                         Toronto
------------------------ -----------------------------------------------
CHILE                    Citibank, N.A
                         Santiago
------------------------ -----------------------------------------------
CHINA - SHANGHAI         Citibank, N.A.
                         New York
------------------------ -----------------------------------------------
CHINA - SHENZHEN         JPMorgan Chase Bank
                         Hong Kong
------------------------ -----------------------------------------------
COLOMBIA                 Cititrust Colombia S.A. Sociedad Fiduciaria
                         Santa Fe de Bogota
------------------------ -----------------------------------------------
CROATIA                  Privredna banka Zagreb d.d.
                         Zagreb
------------------------ -----------------------------------------------
CYPRUS                   The Cyprus Popular Bank Ltd.
                         Nicosia
------------------------ -----------------------------------------------
CZECH REPUBLIC           Ceskoslovenska obchodni banka, a.s.
                         Prague
------------------------ -----------------------------------------------
DENMARK                  Nordea Bank Danmark A/S
                         Copenhagen
------------------------ -----------------------------------------------
ECUADOR                  Citibank, N.A.
                         Quito
------------------------ -----------------------------------------------
EGYPT                    Citibank, N.A.
                         Cairo
------------------------ -----------------------------------------------
ESTONIA                  Esti Uhispank
                         Tallinn
------------------------ -----------------------------------------------
FINLAND                  J.P. Morgan AG
                         Frankfurt
------------------------ -----------------------------------------------
FRANCE                   J.P. Morgan AG
                         Frankfurt
------------------------ -----------------------------------------------
                         J.P. Morgan AG Frankfurt
------------------------ -----------------------------------------------
GERMANY                  J.P. Morgan AG
                         Frankfurt
------------------------ -----------------------------------------------
GHANA                    Barclays Bank of Ghana Limited
                         Accra
------------------------ -----------------------------------------------
GREECE                   J.P. Morgan AG
                         Frankfurt
------------------------ -----------------------------------------------
HONG KONG                JPMorgan Chase Bank
                         Hong Kong
------------------------ -----------------------------------------------
HUNGARY                  ING Bank Rt.
                         Budapest
------------------------ -----------------------------------------------
ICELAND                  Islandsbanki-FBA
                         Reykjavik
------------------------ -----------------------------------------------
INDIA                    The Hongkong and Shanghai Banking
                         Corporation Limited
                         Mumbai
------------------------ -----------------------------------------------
                         Standard Chartered Bank
                         Mumbai
------------------------ -----------------------------------------------
INDONESIA                The Hongkong and Shanghai Banking
                         Corporation Limited
                         Jakarta
------------------------ -----------------------------------------------
IRELAND                  J.P. Morgan AG
                         Frankfurt
------------------------ -----------------------------------------------
ISRAEL                   Bank Leumi le-Israel B.M.
                         Tel Aviv
------------------------ -----------------------------------------------
ITALY                    J.P. Morgan AG
                         Frankfurt
------------------------ -----------------------------------------------
IVORY COAST              Societe Generale
                         Paris
------------------------ -----------------------------------------------
JAMAICA                  FirstCaribbean International Trust and
                         Merchant Bank (Jamaica) Limited
                         Kingston
------------------------ -----------------------------------------------
JAPAN                    JPMorgan Chase Bank
                         Tokyo
------------------------ -----------------------------------------------
                         JPMorgan Chase Bank
                         Tokyo
------------------------ -----------------------------------------------
JORDAN                   Arab Bank Plc
                         Amman
------------------------ -----------------------------------------------
KAZAKHSTAN               ABN AMRO Bank Kazakhstan
                         Almaty
------------------------ -----------------------------------------------
KENYA                    Barclays Bank of Kenya Limited
                         Nairobi
------------------------ -----------------------------------------------
LATVIA                   Hansabanka
                         Riga
------------------------ -----------------------------------------------
LEBANON                  JPMorgan Chase Bank
                         New York
------------------------ -----------------------------------------------
LITHUANIA                Vilniaus Bankas AB
                         Vilnius
------------------------ -----------------------------------------------
LUXEMBOURG               J.P. Morgan AG
                         Frankfurt
------------------------ -----------------------------------------------
MALAYSIA                 HSBC Bank Malaysia Berhad
                         Kuala Lumpur
------------------------ -----------------------------------------------
MALTA                    HSBC Bank Malta p.l.c.
                         Valletta
------------------------ -----------------------------------------------
MAURITIUS                The Hongkong and Shanghai Banking
                         Corporation Limited
                         Port Louis
------------------------ -----------------------------------------------
MEXICO                   Banco J.P. Morgan, S.A.
                         Mexico, D.F
------------------------ -----------------------------------------------
                         Banco Nacional de Mexico, S.A.
                         Mexico, D.F
------------------------ -----------------------------------------------
MOROCCO                  Banque Commerciale du Maroc S.A.
                         Casablanca
------------------------ -----------------------------------------------
NAMIBIA                  Standard Bank of Namibia Limited
                         Windhoek
------------------------ -----------------------------------------------
NETHERLANDS              J.P. Morgan AG
                         Frankfurt
------------------------ -----------------------------------------------
                         J.P. Morgan AG Frankfurt
------------------------ -----------------------------------------------
NEW ZEALAND              National Bank of New Zealand
                         Wellington
------------------------ -----------------------------------------------
*NIGERIA*                The Standard Bank of South Africa Limited
                         Johannesburg
------------------------------------------------------------------------
NORWAY                   Den norske Bank ASA
                         Oslo
------------------------ -----------------------------------------------
OMAN                     Oman Arab Bank
                         Muscat
------------------------ -----------------------------------------------
PAKISTAN                 Citibank, N.A.
                         Karachi
------------------------ -----------------------------------------------
                         Deutsche Bank AG
                         Karachi
------------------------ -----------------------------------------------
                         Standard Chartered Bank
                         Karachi
------------------------ -----------------------------------------------
PERU                     Banco de Credito del Peru
                         Lima
------------------------ -----------------------------------------------
PHILIPPINES              The Hongkong and Shanghai Banking
                         Corporation Limited
                         Manila
------------------------ -----------------------------------------------
POLAND                   Bank Rozwoju Eksportu S.A.
                         Warsaw
------------------------ -----------------------------------------------
PORTUGAL                 J.P. Morgan AG
                         Frankfurt
------------------------ -----------------------------------------------
ROMANIA                  ING Bank N.V.
                         Bucharest
------------------------ -----------------------------------------------
*RUSSIA*                 JPMorgan Chase Bank
                         New York
                         A/C JPMorgan Chase Bank London (USD NOSTRO
                         Account)
------------------------ -----------------------------------------------
                         JPMorgan Chase Bank
                         New York
                         A/C JPMorgan Chase Bank London (USD NOSTRO
                         Account)
------------------------------------------------------------------------
SINGAPORE                Oversea-Chinese Banking Corporation
                         Singapore
------------------------ -----------------------------------------------
SLOVAK REPUBLIC          Vseobecno Uverova Banka S.A.
                         Bratislava
------------------------ -----------------------------------------------
SLOVENIA                 Bank Austria Creditanstalt d.d. Ljubljana
                         Ljubljana
------------------------ -----------------------------------------------
SOUTH AFRICA             The Standard Bank of South Africa Limited
                         Johannesburg
------------------------ -----------------------------------------------
SOUTH KOREA              The Hongkong and Shanghai Banking
                         Corporation Limited
                         Seoul
------------------------ -----------------------------------------------
                         Standard Chartered Bank
                         Seoul
------------------------ -----------------------------------------------
SPAIN                    J.P. Morgan AG
                         Frankfurt
------------------------ -----------------------------------------------
SRI LANKA                The Hongkong and Shanghai Banking
                         Corporation Limited
                         Colombo
------------------------ -----------------------------------------------
SWEDEN                   Svenska Handelsbanken
                         Stockholm
------------------------ -----------------------------------------------
SWITZERLAND              UBS AG
                         Zurich
------------------------ -----------------------------------------------
TAIWAN                   JPMorgan Chase Bank
                         Taipei
------------------------ -----------------------------------------------
                         The Hongkong and Shanghai Banking
                         Corporation Limited
                         Taipei
------------------------ -----------------------------------------------
THAILAND                 Standard Chartered Bank
                         Bangkok
------------------------ -----------------------------------------------
TUNISIA                  Banque Internationale Arabe de Tunisie, S.A.
                         Tunis
------------------------ -----------------------------------------------
TURKEY                   JPMorgan Chase Bank
                         Istanbul
------------------------ -----------------------------------------------
*UKRAINE*                ING Bank Ukraine
                         Kiev
------------------------------------------------------------------------
U.A.E.                   The National Bank of Abu Dhabi
                         Abu Dhabi
------------------------ -----------------------------------------------
U.K.                     National Westminster Bank
                         London
------------------------ -----------------------------------------------
URUGUAY                  BankBoston, N.A
                         Montevideo.
------------------------ -----------------------------------------------
U.S.A.                   JPMorgan Chase Bank
                         New York
------------------------ -----------------------------------------------
VENEZUELA                Citibank, N.A.
                         Caracas
------------------------ -----------------------------------------------
VIETNAM                  The Hongkong and Shanghai Banking
                         Corporation Limited
                         Ho Chi Minh City
------------------------ -----------------------------------------------
ZAMBIA                   Barclays Bank of Zambia Limited
                         Lusaka
------------------------ -----------------------------------------------
ZIMBABWE                 Barclays Bank of Zimbabwe Limited
                         Harare
------------------------ -----------------------------------------------


Item 48

         Registrant is party to a management agreement (the "Agreement") with its investment adviser, American Century Investment Management, Inc. ("ACIM"). Under the Agreement, ACIM provides, directly or through affiliates and third parties, virtually all services necessary to manage Registrant's assets, including providing investment advice, obtaining custodial services, portfolio accounting and fund tax preparation, as well as administrative services for the Registrant and its shareholders, such as transfer agency and the printing and distribution of shareholder materials. Registrant provides multiple classes of its series. For the services ACIM provides under the Agreement, ACIM charges each class a single, unified fee equal to a predetermined annual percentage of the class's daily net assets. This unified fee rate varies by class as indicated below. The difference in the fee structure among the classes is the result of their separate arrangements for shareholder and distribution services and not the result of any difference in amounts charged by the adviser for core investment advisory services. Although the core investment advisory expense does not vary by class, the Agreement does not separately state this rate. As a result, Registrant's response to Item 48 reflects the unified fee rate specified in the Agreement for each class.

Series No. 1

Investor          1.00%
Institutional     0.80%
Advisor           0.75%
A                 1.00%
B                 1.00%
C                 1.00%

Series No. 2

Investor          1.00%
Institutional     0.80%
Advisor           0.75%
C                 1.00%

Series No. 3

Fund Average Net Assets    Investor Class  Institutional Class   Advisor Class
-----------------------
First $100,000,000            1.20%             1.00%                0.95%
Over  $100,000,000            1.15%             0.95%                0.90%

Series No. 4

Investor          1.25%
Institutional     1.05%
Advisor           1.00%
C                 1.25%

Series No. 5

Investor          0.49%
Institutional     0.29%


Series No. 6

Investor          0.70% to 0.90%
Institutional     0.50% to 0.70%
Advisor           0.45% to 0.65%
A                 0.70% to 0.90%
B                 0.70% to 0.90%
C                 0.70% to 0.90%


Series Number:  1

72DD. 1. Total income dividends for which record date passed during the period. (000's omitted) Investor Class 20,013 2. Dividends for a second class of open-end company shares (000's omitted)
         Advisor Class                1,950
         Institutional Class          2,544
         A Class                             1
         B Class                             -
         C Class                             6
73A. Payments per share outstanding during the entire current period: 1. Dividends from net investment income
          Investor Class            0.0703
2.       Dividends for a second class of open-end company shares Advisor Class
         0.0560
         Institutional Class        0.0818
         A Class                    0.0164
         B Class                    0.0110
         C Class                    0.0146

74U.     1. Number of shares outstanding (000's omitted) Investor Class 277,003
         2. Number of shares outstanding of a second class of open-end company shares (000's omitted) Advisor Class 37,674 Institutional Class 31,930 A Class 69 B Class 16 C Class 441

77V. 1. Net asset value per share (to nearest cent) Investor Class $5.61 2.Net asset value per share of a second class of open-end company shares (to nearest cent) Advisor Class $5.60 Institutional Class $5.61 A Class $5.60 B Class $5.61 C Class $5.58


Series Number: 2

72DD. 1. Total income dividends for which record date passed during the period. (000's omitted) Investor Class 28,852 2. Dividends for a second class of open-end company shares (000's omitted) Advisor Class 2,524 Institutional Class 2,051 C Class 139
73A. Payments per share outstanding during the entire current period: 3. Dividends from net investment income
          Investor Class            0.1637
4.       Dividends for a second class of open-end company shares Advisor Class
         0.1477
         Institutional Class        0.1765
         C Class                    0.0998

74U.     1. Number of shares outstanding (000's omitted) Investor Class 205,248
         2. Number of shares outstanding of a second class of open-end company shares (000's omitted) Advisor Class 25,221 Institutional Class 12,499 C Class 1,972

77V. 1. Net asset value per share (to nearest cent) Investor Class $6.22 2.Net asset value per share of a second class of open-end company shares (to nearest cent) Advisor Class $6.22 Institutional Class $6.23 C Class $6.21


Series Number: 3

72DD. 1. Total income dividends for which record date passed during the period. (000's omitted) Investor Class 4,461 2. Dividends for a second class of open-end company shares (000's omitted) Advisor Class 665 Institutional Class 742

73A. Payments per share outstanding during the entire current period: 5. Dividends from net investment income
          Investor Class            0.5360
6.       Dividends for a second class of open-end company shares Advisor Class
         0.4970
         Institutional Class        0.5672


74U. 1. Number of shares outstanding (000's omitted) Investor Class 8,520 2. Number of shares outstanding of a second class of open-end company shares (000's omitted) Advisor Class 1,218 Institutional Class 1,475


77V. 1. Net asset value per share (to nearest cent) Investor Class $15.83 2.Net asset value per share of a second class of open-end company shares (to nearest cent) Advisor Class $15.83 Institutional Class $15.85


Series Number:  4

72DD. 1. Total income dividends for which record date passed during the period. (000's omitted) Investor Class 2,197 2. Dividends for a second class of open-end company shares (000's omitted) Advisor Class 147 Institutional Class 438 C Class -

73A. Payments per share outstanding during the entire current period: 7. Dividends from net investment income
          Investor Class            0.0211
8.       Dividends for a second class of open-end company shares Advisor Class
         0.0055
         Institutional Class        0.0336
         C Class                        -

74U.     1. Number of shares outstanding (000's omitted) Investor Class 104,227
         2. Number of shares outstanding of a second class of open-end company shares (000's omitted) Advisor Class 26,908 Institutional Class 12,342 C Class 462

77V. 1. Net asset value per share (to nearest cent) Investor Class $6.44 2.Net asset value per share of a second class of open-end company shares (to nearest cent) Advisor Class $6.43 Institutional Class $6.45 C Class $6.35



Series Number:  6

72DD. 1. Total income dividends for which record date passed during the period. (000's omitted) Investor Class 1,639 2. Dividends for a second class of open-end company shares (000's omitted)
         Advisor Class                   5
         Institutional Class          121
         A Class                       11
         B Class                          -
         C Class                         4
73A. Payments per share outstanding during the entire current period: 9. Dividends from net investment income
          Investor Class            0.0719
10.      Dividends for a second class of open-end company shares Advisor Class
         0.0606
         Institutional Class        0.0807
         A Class                    0.0146
         B Class                    0.0105
         C Class                    0.0273

74U.     1. Number of shares outstanding (000's omitted) Investor Class 35,596
         2. Number of shares outstanding of a second class of open-end company shares (000's omitted) Advisor Class 254 Institutional Class 4,921 A Class 871 B Class 20 C Class 272

77V. 1. Net asset value per share (to nearest cent) Investor Class $4.29 2.Net asset value per share of a second class of open-end company shares (to nearest cent) Advisor Class $4.29 Institutional Class $4.29 A Class $4.29 B Class $4.29 C Class $4.28